UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

March 30, 2024
(Date of earliest event reported)

Fortrea Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.
Title of Each Class         Trading Symbol Name of exchange on which registered
Common Stock, $0.001 par value FTRE The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 30, 2023, the Board of Directors (the “Board”) of Fortrea Holdings Inc. (the “Company”), as recommended by the Board’s Nominating, Corporate Governance and Compliance Committee, accepted Betty Larson’s resignation as a member of the Board, effective as of such date. Ms. Larson tendered her offer to resign from the Board, and all Board committees on which she serves, in connection with an upcoming significant change in her principal occupation, as required by the Company’s Corporate Governance Guidelines. Ms. Larson was a member of the Board since June 2023. The offer to resign tendered by Ms. Larson was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
In connection with Ms. Larson’s resignation, the Board’s Management Development and Compensation Committee agreed to accelerate the vesting with respect to 6,354 shares of the Company’s Common Stock subject to outstanding Restricted Stock Unit awards held by Ms. Larson that would otherwise have vested on July 18, 2024. The Company has initiated a search for a director to fill the vacancy resulting from Ms. Larson’s resignation. The Board appreciates and sincerely thanks Ms. Larson for her significant contributions to the Company through her service as a director through the spinoff of the Company and wishes her well in her new role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary

Date: April 1, 2024